Exhibit 99.1

FFLC Bancorp, Inc.
Holding Company for
First Federal Savings Bank
P.O. Box 490420 Leesburg, Florida 34749-0420
Voice (352) 787-3311 - Fax(352) 787-7206

FOR IMMEDIATE RELEASE October 13, 2004	Contact: Stephen T.Kurtz President & CEO

FFLC BANCORP, INC., Announces Record Net Income for the 3rd Quarter and Declares Quarterly Dividend

Leesburg, Florida. FFLC Bancorp, Inc. (NASDAQ NMS: FFLC), the holding company for First Federal Savings Bank of Lake County, reported a 17% increase in net income to $2.7 million for the quarter ended September 30, 2004, compared to the $2.3 million earned for the quarter ended September 30, 2003, and a 11% increase when compared to the $2.4 million earned for the quarter ended June 30, 2004. Total assets grew to $1.04 billion at September 30, 2004 from $947.9 million at December 31, 2003 and $1.01 billion at June 30, 2004.

On a per share basis, basic income was $.50 per share for the quarter ended September 30, 2004, compared to $.42 per share for the quarter ended September 30, 2003, and $.45 per share for the quarter ended June 30, 2004. Net income per share on a diluted basis was $.49 for the quarter ended September 30, 2004, compared to $.42 for the 2003 quarter, and $.44 per share for the quarter ended June 30, 2004.

Net income for the nine months ended September 30, 2004 was $7.4 million, compared to $7.0 million for the first nine months of 2003. On a per share basis, basic income was $1.37 per share for the nine months ended September 30, 2004 compared to $1.30 per share in 2003. On a diluted basis, net income per share was $1.34 for the nine months ended September 30, 2004, compared to $1.28 for the 2003 period.

Net interest income after provision for loan losses increased 17% to $7.8 million for the quarter ended September 30, 2004 compared to $6.7 million for the 2003 quarter. That increase resulted primarily from a $1.1 million increase in interest income which was primarily due to an 11% increase in average interest earning assets from $865.7 during the 2003 quarter to $957.3 million during the 2004 quarter. That increase was partially offset by a decline in the yield on interest earning assets from 5.96% for the 2003 quarter to 5.86% for the 2004 quarter.

Noninterest expense increased $272,000 or 6% for the quarter ended September 30, 2004, compared to the 2003 period and increased $33,000 when compared to the quarter ended June 30, 2004. Those increases were primarily the result of the growth of the Company and corresponding increases in salaries and employee benefits and data processing expenses.

Stockholders’ equity increased to $82.6 million at September 30, 2004, from $80.5 million at June 30, 2004. Book value per share increased to $15.28 at September 30, 2004, from $14.92 at June 30, 2004.

DIVIDEND
On October 12, 2004, the Board of Directors declared a cash dividend of $.13 per share on the common stock, payable November 8, 2004 to shareholders of record at the close of business on October 25, 2004.

First Federal Savings Bank of Lake County conducts business in Lake, Sumter, Citrus and Marion Counties, Florida, through a network of sixteen branch offices. The stock of FFLC Bancorp, Inc. is quoted on the NASDAQ National Market System under the symbol “FFLC”. First Federal’s web site is located at http://www.1stfederal.com. FFLC Bancorp, Inc.‘s SEC filings, press releases and other supplemental information are available at the web site, in the “FFLC Bancorp” section.

SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

SELECTED BALANCE SHEET DATA	At September 30 2004	At December 31 2003

Total assets	$1,039,693	$947,914
Deposits	$770,207	$705,589
Total gross loans receivable	$905,372	$797,351
Allowance for loan losses	$6,118	$5,490
Total stockholders' equity	$82,593	$77,356
Shares outstanding	5,405,429	5,397,154
Market price per share	$27.00	$28.75
Book value per share	$15.28	$14.33
Nonperforming loans	$3,329	$5,287
Nonperforming assets	$3,857	$6,168
Equity as a percentage of total assets	7.94%	8.16%
Interest-earning assets to interest-bearing liabilities	1.07	1.07

ASSET QUALITY RATIOS	At September 30 2004	At December 31 2003

Nonperforming assets to total assets	0.37%	0.65%
Nonperforming loans to total loans	0.37%	0.66%
Allowance for loan losses to nonperforming loans	183.78%	103.84%
Allowance for loan losses to nonperforming assets	158.62%	89.01%
Allowance for loan losses to total gross loans receivable	0.68%	0.69%

SELECTED INCOME AND OTHER DATA	For the nine months ended September 30,
	2004	2003

Net interest income before provision for loan losses	$23,422	$21,027
Provision for loan losses	$1,122	$1,124
Ratio of net charge-offs to average loans (1)	0.08%	0.16%
Net income	$7,362	$7,013
Basic net income per share	$1.37	$1.30
Diluted net income per share	$1.34	$1.28
Total gross loans originated by department: *
Residential	$138,239	$154,174
Commercial	$116,737	$75,174
Consumer	$92,582	$71,628

	$347,558	$300,976

* - Includes undisbursed amounts of construction loans and lines of credit.

PERFORMANCE RATIOS (1)	For the nine months ended September 30,
	2004	2003

Return on average assets	0.99%	1.01%
Return on average equity	12.24%	12.63%
Average equity to average assets	8.08%	7.96%
Noninterest expense to average assets	1.87%	1.84%
Net interest spread	3.19%	3.01%
Net interest margin	3.37%	3.20%
Operating efficiency ratio	51.81%	50.86%

(1) Ratios are annualized

FFLC Bancorp, Inc.
Consolidated Balance Sheets

($ in thousands, except per share amounts)

	At September 30 2004	At December 31 2003
Assets

Cash and due from banks	$41,500	$35,072
Interest-earning deposits	23,559	27,088

Cash and cash equivalents	65,059	62,160

Securities available for sale, at market	71,563	82,137
Loans, net of allowance for loan losses of $6,118 in 2004 and $5,490 in 2003	861,435	767,987
Accrued interest receivable	3,897	3,849
Premises and equipment, net	22,718	21,448
Foreclosed assets	528	881
Federal Home Loan Bank stock, at cost	7,650	6,900
Deferred income taxes	1,508	1,134
Other assets	5,335	1,418

Total	$1,039,693	$947,914

Liabilities and Stockholders' Equity

Liabilities:
Non-interest bearing demand deposits	$40,567	$31,481
NOW and money-market accounts	182,616	161,527
Savings accounts	29,556	26,636
Certificates	517,468	485,945

Total deposits	770,207	705,589
Advances from Federal Home Loan Bank	153,000	133,000
Other borrowed funds	15,099	17,786
Junior subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	13,639	9,028

Total liabilities	957,100	870,558

Stockholders' Equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, none outstanding	0	0
Common stock, $.01 par value, 15,000,000 shares authorized, 6,408,802
in 2004 and 6,397,202 in 2003, shares issued	64	64
Additional paid-in-capital	32,283	31,837
Retained income	70,327	65,071
Accumulated other comprehensive income (loss)	(81)	297
Treasury stock, at cost (1,003,373 shares in 2004 and 1,000,048 shares in 2003)	(20,000)	(19,913)

Total stockholders' equity	82,593	77,356

Total	$1,039,693	$947,914

FFLC Bancorp, Inc.
Consolidated Statements of Income and Comprehensive Income

($ in thousands, except per share amounts)

	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
	2004	2003	2004	2003
Interest Income:
Loans	$13,301	$12,264	$38,497	$37,576
Securities	556	482	1,725	1,607
Other	170	160	414	629

Total interest income	14,027	12,906	40,636	39,812

Interest Expense:
Deposits	3,742	3,916	11,175	12,561
Borrowed funds	2,132	2,010	6,039	6,224

Total interest expense	5,874	5,926	17,214	18,785

Net interest income	8,153	6,980	23,422	21,027

Provision for loan losses	389	330	1,122	1,124

Net interest income after
provision for loan losses	7,764	6,650	22,300	19,903

Noninterest Income:
Deposit account fees	395	276	1,010	762
Other service charges and fees	479	670	1,494	1,956
Net gain on sales of loans held for sale	111	381	391	1,011
Other	292	138	602	451

Total noninterest income	1,277	1,465	3,497	4,180

Noninterest Expense:
Salaries and employee benefits	2,723	2,624	8,031	7,570
Occupancy expense	747	704	2,167	2,054
Data processing expense	407	333	1,187	886
Professional services	139	123	409	346
Advertising and promotion	116	111	469	364
Other	575	540	1,685	1,600

Total noninterest expense	4,707	4,435	13,948	12,820

Income before income taxes	4,334	3,680	11,849	11,263

Income taxes	1,650	1,387	4,487	4,250

Net Income	$2,684	$2,293	$7,362	$7,013

Basic income per share	$0.50	$0.42	$1.37	$1.30

Weighted average number of shares outstanding for Basic	5,403,300	5,389,768	5,398,349	5,383,140

Diluted income per share	$0.49	$0.42	$1.34	$1.28

Weighted average number of shares outstanding for Diluted	5,486,033	5,482,560	5,484,992	5,481,431

Dividends per share	$0.13	$0.13	$0.39	$0.33

Comprehensive income *	$2,721	$2,092	$6,984	$6,660

* Includes net income and change in unrealized gain (loss) on securities available for sale and derivative instruments.